Sabre reports third quarter 2017 results

•	Third quarter revenue increased 7.3%

•	Airline and Hospitality Solutions revenue grew 4.8%

•	Travel Network revenue rose 8.6%, with bookings growth of 3.2%

•
Net income attributable to common stockholders increased 122.9% to $91.0 million and diluted net income attributable to common stockholders per share (EPS) increased 135.7% to $0.33 partially due to an insurance settlement

•	Adjusted EBITDA grew 10.5% to $262.9 million and Adjusted EPS grew 14.8% to $0.31

•	Full-year 2017 guidance reiterated

SOUTHLAKE, Texas – October 31, 2017 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2017.

"We executed well this quarter with renewed focus and better organizational alignment and, as a result, delivered solid growth and profitability,” said Sean Menke, Sabre president and CEO. “For the third quarter, Airline and Hospitality Solutions grew 4.8%, supported by 7.7% passengers boarded growth on a consistent carrier basis and Hospitality Solutions growth in the mid-teens. Travel Network revenue increased 8.6% supported by bookings growth in higher value markets, like EMEA, and growth in Asia-Pacific as we ramp up our implementation at a key agency customer."

Mr. Menke continued, "Overall, it was a solid quarter in terms of both performance and execution, which we expect will position us well to achieve our guidance for the full year. As we hit the homestretch of the fourth quarter, we remain steadfast in our efforts to bring increased focus and discipline to the organization, while we continue to invest with the clear objective to be a leading technology partner to the travel industry. Our customers need our help not only with efficient, multi-channel distribution, but in implementing new standards and technologies as they prepare for the future. This is an exciting time for Sabre as the platform at the center of the business of travel."

Q3 2017 Financial Summary

Sabre consolidated third quarter revenue increased 7.3% to $900.6 million, compared to $839.0 million in the year ago period.

Net income attributable to common stockholders totaled $91.0 million, an increase of 122.9% from net income of $40.8 million in the third quarter of 2016. The increase in net income attributable to common stockholders is partially due to a $27.5 million settlement, net of tax and accrued legal and related expenses, in the third quarter with our insurance carriers with respect to litigation that was settled in 2012.

Third quarter consolidated Adjusted EBITDA was $262.9 million, a 10.5% increase from $237.9 million in the third quarter of 2016. The increase in consolidated Adjusted EBITDA is the result of Adjusted EBITDA increases at Airline and Hospitality Solutions and Travel Network, partially offset by higher Corporate product and technology costs.

For the quarter, Sabre reported diluted net income attributable to common stockholders per share of $0.33, an increase of 135.7% from $0.14 net income attributable to common shareholders per share in the third quarter of 2016. Adjusted net income from continuing operations per share (Adjusted EPS) increased 14.8% to $0.31 from $0.27 per share in the third quarter of 2016.

Cash provided by operating activities totaled $178.0 million, compared to $168.8 million in the third quarter of 2016. Cash used in investing activities totaled $75.5 million, compared to $89.1 million in the third quarter of 2016. Cash used in financing activities totaled $138.6 million, compared to cash provided by financing activities of $127.7 million in the third quarter of 2016. Third quarter Free Cash Flow was $102.6 million, compared to $79.1 million in the year-ago period. Capital expenditures totaled $75.4 million, compared to $89.6 million in the year-ago period. Adjusted Capital Expenditures, which include capitalized implementation costs, totaled $91.9 million, compared to $110.9 million in the third quarter of 2016.

During the third quarter of 2017, Sabre returned $114.0 million to shareholders including $38.5 million through its regular quarterly dividend and the repurchase of 4,137,683 shares under its share repurchase authorization for approximately $75.5 million in aggregate.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Total Company:

Revenue	$900,606	$838,982	7.3	$2,716,622	$2,543,767	6.8
Operating Income	$176,796	$90,150	96.1	$358,840	$403,611	(11.1)
Net income attributable to common stockholders	$90,989	$40,815	122.9	$160,441	$218,001	(26.4)
Diluted net income attributable to common stockholders per share (EPS)	$0.33	$0.14	135.7	$0.57	$0.77	(26.0)

Adjusted Gross Profit*	$371,232	$344,981	7.6	$1,140,587	$1,106,442	3.1
Adjusted EBITDA*	$262,926	$237,857	10.5	$821,904	$796,821	3.1
Adjusted Operating Income*	$168,105	$150,918	11.4	$551,543	$557,071	(1.0)
Adjusted Net Income*	$86,921	$75,359	15.3	$302,157	$294,054	2.8
Adjusted EPS*	$0.31	$0.27	14.8	$1.08	$1.04	3.8

Cash provided by operating activities	$178,030	$168,750	5.5	$455,906	$432,534	5.4
Cash used in investing activities	$(75,542)	$(89,143)	(15.3)	$(242,952)	$(418,713)	(42.0)
Cash (used in) provided by financing activities	$(138,624)	$127,687	(208.6)	$(300,936)	$(46,647)	545.1
Capital Expenditures	$75,401	$89,639	(15.9)	$242,811	$254,232	(4.5)
Adjusted Capital Expenditures*	$91,925	$110,948	(17.1)	$290,779	$318,809	(8.8)

Free Cash Flow*	$102,629	$79,111	29.7	$213,095	$178,302	19.5

Net Debt (total debt, less cash)	$3,234,865	$3,192,653
Net Debt / LTM Adjusted EBITDA*	3.0x	3.1x

Airline and Hospitality Solutions:

Revenue	$274,923	$262,391	4.8	$804,679	$752,940	6.9
Operating Income	$68,448	$53,340	28.3	$177,056	$155,875	13.6

Adjusted EBITDA*	$111,653	$95,072	17.4	$298,895	$269,955	10.7

Passengers Boarded	186,887	206,332	(9.4)	599,097	589,512	1.6

Travel Network:

Revenue	$632,349	$582,364	8.6	$1,931,441	$1,805,750	7.0
Transaction Revenue	$588,991	$540,447	9.0	$1,799,785	$1,674,231	7.5
Subscriber / Other Revenue	$43,358	$41,917	3.4	$131,656	$131,520	0.1
Operating Income	$198,422	$182,489	8.7	$659,722	$641,285	2.9

Adjusted EBITDA*	$237,295	$219,865	7.9	$773,408	$744,626	3.9

Total Bookings	129,799	125,750	3.2	403,412	388,431	3.9
Air Bookings	114,259	110,585	3.3	356,478	342,353	4.1
Non-air Bookings	15,540	15,165	2.5	46,934	46,078	1.9

Air Bookings Share	36.5%	37.3%		36.4%	37.2%
*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Sabre Airline and Hospitality Solutions

Third quarter Airline and Hospitality Solutions revenue increased 4.8% to $274.9 million compared to $262.4 million for the same period in 2016. Contributing to the rise in revenue was mid-single digit revenue growth in AirVision and AirCentre solutions and Hospitality Solutions growth in the mid-teens, offset somewhat by a modest decline in SabreSonic revenue due to the ending of legacy reservations system services to Southwest Airlines. Airline passengers boarded declined (9.4)% in the quarter due to the impact of Southwest. Excluding Southwest, total passengers boarded increased 11.5%, driven by the implementation of Alitalia in October 2016 and passengers boarded growth of 7.7% on a consistent carrier basis.

Third quarter Airline and Hospitality Solutions operating income increased 28.3% to $68.4 million from $53.3 million in the prior-year period. Operating income margin was 24.9%, compared to 20.3% for the prior-year quarter. Third quarter Airline and Hospitality Solutions Adjusted EBITDA increased 17.4% to $111.7 million from $95.1 million in the prior-year period. Adjusted EBITDA margin was 40.6%, compared to 36.2% in the prior-year quarter. Airline and Hospitality Solutions operating income and Adjusted EBITDA growth were supported by the benefits from the cost reduction and business alignment program initiated in August of 2017 and higher service-level agreement expenses in the year ago period.

Sabre Travel Network

Third quarter Travel Network revenue increased 8.6% to $632.3 million, compared to $582.4 million for the same period in 2016. Travel Network global bookings increased 3.2% in the quarter, driven by 16.0% growth in EMEA and 10.8% growth in Asia-Pacific. Bookings declined 1.9% in North America and 1.9% in Latin America, dampened by the impact of the recent hurricanes in the U.S. and Caribbean.

Third quarter Travel Network operating income increased 8.7% to $198.4 million from $182.5 million in the prior-year period. Operating income margin was 31.4%, compared to 31.3% for the prior-year quarter. Third quarter Travel Network Adjusted EBITDA increased 7.9% to $237.3 million from $219.9 million in the prior-year period. Adjusted EBITDA margin was 37.5%, compared to 37.8% in the prior-year quarter. Travel Network operating income and Adjusted EBITDA growth were supported by the benefits of the cost reduction and business alignment program initiated in August of 2017 and a favorable comparison versus the impairment charge related to a travel agency customer insolvency in the year ago period, offset by growth in incentive expenses primarily due to regional mix and new customer conversions.

Business Outlook and Financial Guidance

With respect to the guidance below, full-year Adjusted Net Income guidance consists of full-year expected net income attributable to common stockholders less the estimated impact of loss from discontinued operations, net of tax, of approximately $5 million; net income attributable to non-controlling interests of approximately $5 million; acquisition-related amortization of approximately $100 million; impairment and related charges of $92 million; stock-based compensation expense of approximately $50 million; restructuring and other costs of $25 million; litigation reimbursements, net of $36 million; other items of approximately $20 million; and the tax benefit of these adjustments of approximately $90 million. Full-year Adjusted EPS guidance consists of Adjusted Net Income divided by the projected weighted-average diluted common share count for the full year of approximately 279 million.

Full-year Adjusted EBITDA guidance consists of expected Adjusted Net Income guidance less the impact of depreciation and amortization of property and equipment, amortization of capitalized implementation costs and amortization of upfront incentive consideration of approximately $365 million; interest expense, net of approximately $155 million; and provision for income taxes less tax impact of net income adjustments of approximately $170 million.

Full-year Free Cash Flow guidance consists of expected full-year cash provided by operating activities of $685 million to $705 million less additions to property and equipment of $335 million to $355 million.

Full-Year 2017 Guidance

Sabre reiterated full-year 2017 guidance. Consistent with the update provided with its second quarter earnings release, Sabre continues to expect full-year Adjusted Net Income and Adjusted EPS will be in the lower half of their respective ranges.

In summary, Sabre's full-year 2017 guidance is as follows:

	Range	Growth Rate
($ millions, except for EPS)
Revenue	$3,540 - $3,620	5% - 7%

Adjusted EBITDA	$1,055 - $1,095	1% - 5%

Adjusted Net Income	$370 - $410	0% - 11%

Adjusted EPS	$1.31 - $1.45	0% - 11%

Capitalized Expenditures	$335 - $355

Capitalized Implementation Costs	$60 - $70

Free Cash Flow	Approximately $350M

Conference Call

Sabre will conduct its third quarter 2017 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," “expect,” "anticipate," "positions," "outlook," "estimate," "objective," "will," "project," "believe," “may,” “should,” “would,” “intend," “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, exposure to pricing pressure in the Travel Network business, the implementation and effects of new or renewed agreements, the effects of the implementation of new accounting standards, travel suppliers' usage of alternative distribution models, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, competition in the travel distribution market and solutions markets, the implementation and results of our cost reduction and business alignment program, failure to adapt to technological developments, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, changes affecting travel supplier customers, use of third-party distributor partners, dependence on relationships with travel buyers, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on third parties to provide information technology services, the financial and business effects of acquisitions, including integration of these acquisitions, our ability to recruit, train and retain employees, including our key executive officers and technical employees, and the effects of litigation. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on August 1, 2017 and our Annual Report on Form 10-K filed with the SEC on February 17, 2017 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Tim Enstice	Barry Sievert
+1-682-605-6162	sabre.investorrelations@sabre.com
tim.enstice@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$900,606	$838,982	$2,716,622	$2,543,767
Cost of revenue	631,970	593,650	1,882,623	1,704,232
Selling, general and administrative	91,840	155,182	383,137	435,924
Impairment and related charges	—	—	92,022	—
Operating income	176,796	90,150	358,840	403,611
Other income (expense):
Interest expense, net	(38,919)	(38,002)	(116,577)	(116,414)
Loss on extinguishment of debt	(1,012)	(3,683)	(1,012)	(3,683)
Joint venture equity income	357	718	1,768	2,244
Other, net	(3,802)	281	(19,788)	4,517
Total other expense, net	(43,376)	(40,686)	(135,609)	(113,336)
Income from continuing operations before income taxes	133,420	49,464	223,231	290,275
Provision for income taxes	40,595	7,208	56,836	79,905
Income from continuing operations	92,825	42,256	166,395	210,370
(Loss) Income from discontinued operations, net of tax	(529)	(394)	(2,228)	10,858
Net income	92,296	41,862	164,167	221,228
Net income attributable to noncontrolling interests	1,307	1,047	3,726	3,227
Income attributable to common stockholders	$90,989	$40,815	$160,441	$218,001

Basic net income per share attributable to common stockholders:
Income from continuing operations	$0.33	$0.15	$0.59	$0.75
(Loss) income from discontinued operations	—	—	(0.01)	0.04
Net income per common share	$0.33	$0.15	$0.58	$0.79
Diluted net income per share attributable to common stockholders:
Income from continuing operations	$0.33	$0.15	$0.58	$0.73
(Loss) income from discontinued operations	—	—	(0.01)	0.04
Net income per common share	$0.33	$0.14	$0.57	$0.77
Weighted-average common shares outstanding:
Basic	277,477	278,399	277,754	277,125
Diluted	278,369	283,462	279,648	282,919

Dividends per common share	$0.14	$0.13	$0.42	$0.39

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$268,268	$364,114
Accounts receivable, net	567,266	400,667
Prepaid expenses and other current assets	111,358	88,600
Total current assets	946,892	853,381
Property and equipment, net of accumulated depreciation of $1,173,326 and $986,890	800,094	753,279
Investments in joint ventures	26,776	25,582
Goodwill	2,553,867	2,548,447
Acquired customer relationships, net of accumulated amortization of $680,756 and $646,850	357,039	387,632
Other intangible assets, net of accumulated amortization of $580,158 and $538,380	346,028	387,805
Deferred income taxes	73,658	95,285
Other assets, net	562,134	673,159
Total assets	$5,666,488	$5,724,570

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$150,265	$168,576
Accrued compensation and related benefits	104,415	102,037
Accrued subscriber incentives	269,778	216,011
Deferred revenues	163,556	187,108
Other accrued liabilities	251,525	222,879
Current portion of debt	59,019	169,246
Tax Receivable Agreement	59,452	100,501
Total current liabilities	1,058,010	1,166,358
Deferred income taxes	84,782	88,957
Other noncurrent liabilities	468,075	567,359
Long-term debt	3,410,532	3,276,281

Stockholders’ equity
Common Stock: $0.01 par value; 450,000,000 authorized shares; 288,896,172 and 285,461,125 shares issued, 274,756,197 and 276,949,802 shares outstanding at September 30, 2017 and December 31, 2016, respectively	2,889	2,854
Additional paid-in capital	2,162,128	2,105,843
Treasury Stock, at cost, 14,139,975 and 8,511,323 shares at September 30, 2017 and December 31, 2016, respectively	(329,857)	(221,746)
Retained deficit	(1,097,149)	(1,141,116)
Accumulated other comprehensive loss	(96,500)	(122,799)
Noncontrolling interest	3,578	2,579
Total stockholders’ equity	645,089	625,615
Total liabilities and stockholders’ equity	$5,666,488	$5,724,570

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Operating Activities
Net income	$164,167	$221,228
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	295,729	303,956
Amortization of upfront incentive consideration	50,298	43,372
Litigation-related credits	—	(25,527)
Stock-based compensation expense	34,413	36,012
Allowance for doubtful accounts	7,879	9,232
Impairment and related charges	92,022	—
Deferred income taxes	8,340	66,676
Joint venture equity income	(1,768)	(2,244)
Dividends received from joint venture investments	1,088	—
Amortization of debt issuance costs	4,916	6,738
Loss on modification of debt	14,758	—
Loss on extinguishment of debt	1,012	3,683
Other	10,680	4,303
Loss (income) from discontinued operations	2,228	(10,858)
Changes in operating assets and liabilities:
Accounts and other receivables	(188,021)	(70,906)
Prepaid expenses and other current assets	518	(19,508)
Capitalized implementation costs	(47,968)	(64,577)
Upfront incentive consideration	(61,087)	(55,284)
Other assets	(20,957)	(18,105)
Accrued compensation and related benefits	2,161	(21,540)
Accounts payable and other accrued liabilities	53,444	8,424
Deferred revenue including upfront solution fees	32,054	17,459
Cash provided by operating activities	455,906	432,534
Investing Activities
Additions to property and equipment	(242,811)	(254,232)
Acquisition, net of cash acquired	—	(164,481)
Other investing activities	(141)	—
Cash used in investing activities	(242,952)	(418,713)
Financing Activities
Proceeds of borrowings from lenders	1,897,625	1,055,000
Payments on borrowings from lenders	(1,868,655)	(994,287)
Payments on Tax Receivable Agreement	(99,241)	—
Debt issuance and modification costs	(19,052)	(11,377)
Net proceeds on the settlement of equity-based awards	11,466	17,111
Cash dividends paid to common stockholders	(116,474)	(108,358)
Repurchase of common stock	(97,671)	—
Other financing activities	(8,934)	(4,736)
Cash used in financing activities	(300,936)	(46,647)
Cash Flows from Discontinued Operations
Cash used in operating activities	(3,636)	(15,766)
Cash provided by investing activities	—	—
Cash used in discontinued operations	(3,636)	(15,766)
Effect of exchange rate changes on cash and cash equivalents	(4,228)	(536)
Decrease in cash and cash equivalents	(95,846)	(49,128)
Cash and cash equivalents at beginning of period	364,114	321,132
Cash and cash equivalents at end of period	$268,268	$272,004

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net income to Adjusted Net Income from continuing operations and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to common stockholders	$90,989	$40,815	$160,441	$218,001
Loss (income) from discontinued operations, net of tax	529	394	2,228	(10,858)
Net income attributable to noncontrolling interests(1)	1,307	1,047	3,726	3,227
Income from continuing operations	92,825	42,256	166,395	210,370
Adjustments:
Acquisition-related amortization(2a)	20,226	39,430	75,666	107,578
Impairment and related charges(8)	—	—	92,022	—
Loss on extinguishment of debt	1,012	3,683	1,012	3,683
Other, net (4)	3,802	(281)	19,788	(4,517)
Restructuring and other costs (5)	—	583	25,304	1,823
Acquisition-related costs(6)	—	90	—	714
Litigation (reimbursements) costs, net(7)	(40,929)	7,034	(36,470)	5,089
Stock-based compensation	11,655	12,913	34,413	36,012
Tax impact of net income adjustments	(1,670)	(30,349)	(75,973)	(66,698)
Adjusted Net Income from continuing operations	$86,921	$75,359	$302,157	$294,054
Adjusted Net Income from continuing operations per share	$0.31	$0.27	$1.08	$1.04
Diluted weighted-average common shares outstanding	278,369	283,462	279,648	282,919

Adjusted Net Income from continuing operations	$86,921	$75,359	$302,157	$294,054
Adjustments:
Depreciation and amortization of property and equipment(2b)	66,332	58,271	191,442	168,150
Amortization of capitalized implementation costs(2c)	10,484	11,529	28,621	28,228
Amortization of upfront incentive consideration(3)	18,005	17,139	50,298	43,372
Interest expense, net	38,919	38,002	116,577	116,414
Remaining provision for income taxes	42,265	37,557	132,809	146,603
Adjusted EBITDA	$262,926	$237,857	$821,904	$796,821

Reconciliation of Operating Income to Adjusted Operating Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating income	$176,796	$90,150	$358,840	$403,611
Adjustments:
Impairment and related charges (8)	—	—	92,022	—
Joint venture equity income	357	718	1,768	2,244
Acquisition-related amortization(2a)	20,226	39,430	75,666	107,578
Restructuring and other costs (5)	—	583	25,304	1,823
Acquisition-related costs(6)	—	90	—	714
Litigation (reimbursements) costs, net(7)	(40,929)	7,034	(36,470)	5,089
Stock-based compensation	11,655	12,913	34,413	36,012
Adjusted Operating Income	$168,105	$150,918	$551,543	$557,071

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Additions to property and equipment	$75,401	$89,639	$242,811	$254,232
Capitalized implementation costs	16,524	21,309	47,968	64,577
Adjusted Capital Expenditures	$91,925	$110,948	$290,779	$318,809

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash provided by operating activities	$178,030	$168,750	$455,906	$432,534
Cash used in investing activities	(75,542)	(89,143)	(242,952)	(418,713)
Cash used in financing activities	(138,624)	127,687	(300,936)	(46,647)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash provided by operating activities	$178,030	$168,750	$455,906	$432,534
Additions to property and equipment	(75,401)	(89,639)	(242,811)	(254,232)
Free Cash Flow	$102,629	$79,111	213,095	178,302

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	LTM
Net income attributable to common stockholders	$24,561	$75,939	$(6,487)	$90,989	$185,002
(Income) loss from discontinued operations, net of tax	5,309	477	1,222	529	7,537
Net income attributable to noncontrolling interests(1)	1,150	1,306	1,113	1,307	4,876
Income from continuing operations	31,020	77,722	(4,152)	92,825	197,415
Adjustments:
Acquisition-related amortization(2a)	35,847	35,181	20,259	20,226	111,513
Impairment and related charges(8)	—	—	92,022	—	92,022
Loss on extinguishment of debt	—	—	—	1,012	1,012
Other, net (4)	(23,100)	15,234	752	3,802	(3,312)
Restructuring and other costs (5)	16,463	—	25,304	—	41,767
Acquisition-related costs(6)	65	—	—	—	65
Litigation (reimbursements) costs, net(7)	41,906	3,501	958	(40,929)	5,436
Stock-based compensation	12,512	8,034	14,724	11,655	46,925
Depreciation and amortization of property and equipment(2b)	65,153	61,300	63,810	66,332	256,595
Amortization of capitalized implementation costs(2c)	9,030	9,189	8,948	10,484	37,651
Amortization of upfront incentive consideration(3)	12,352	16,132	16,161	18,005	62,650
Interest expense, net	41,837	39,561	38,097	38,919	158,414
Provision for income taxes	6,740	31,707	(15,466)	40,595	63,576
Adjusted EBITDA	$249,825	$297,561	$261,417	$262,926	$1,071,729

Net Debt (total debt, less cash)					$3,234,865
Net Debt / LTM Adjusted EBITDA					3.0x

	Three Months Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	LTM
Net income attributable to common stockholders	$129,441	$105,167	$72,019	$40,815	$347,442
(Income) loss from discontinued operations, net of tax	(100,909)	(13,350)	2,098	394	(111,767)
Net income attributable to noncontrolling interests(1)	980	1,102	1,078	1,047	4,207
Income from continuing operations	29,512	92,919	75,195	42,256	239,882
Adjustments:
Acquisition-related amortization (2a)	31,851	34,130	34,018	39,430	139,429
Loss on extinguishment of debt	5,548	—	—	3,683	9,231
Other, net (4)	(3,057)	(3,360)	(876)	(281)	(7,574)
Restructuring and other costs (5)	368	124	1,116	583	2,191
Acquisition-related costs (6)	1,223	108	516	90	1,937
Litigation costs, net (7)	1,912	(3,846)	1,901	7,034	7,001
Stock-based compensation	6,643	10,289	12,810	12,913	42,655
Depreciation and amortization of property and equipment (2b)	56,366	53,665	56,214	58,271	224,516
Amortization of capitalized implementation costs (2c)	8,409	8,488	8,211	11,529	36,637
Amortization of upfront incentive consideration (3)	11,946	12,337	13,896	17,139	55,318
Interest expense, net	43,655	41,202	37,210	38,002	160,069
Provision for income taxes	34,386	41,424	31,273	7,208	114,291
Adjusted EBITDA	$228,762	$287,480	$271,484	$237,857	$1,025,583

Net Debt (total debt, less cash)					$3,192,653
Net Debt / LTM Adjusted EBITDA					3.1x

Reconciliation of Operating Income (loss) to Adjusted Gross Profit and Adjusted EBITDA by segment:

	Three Months Ended September 30, 2017
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$198,422	$68,448	$(90,074)	$176,796
Add back:
Selling, general and administrative	34,494	21,292	36,054	91,840
Cost of revenue adjustments:
Depreciation and amortization(2)	19,219	42,329	18,428	79,976
Amortization of upfront incentive consideration(3)	18,005	—	—	18,005
Stock-based compensation	—	—	4,615	4,615
Adjusted Gross Profit	270,140	132,069	(30,977)	371,232
Selling, general and administrative	(34,494)	(21,292)	(36,054)	(91,840)
Joint venture equity income	357	—	—	357
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,292	876	14,898	17,066
Litigation reimbursements(7)	—	—	(40,929)	(40,929)
Stock-based compensation	—	—	7,040	7,040
Adjusted EBITDA	$237,295	$111,653	$(86,022)	$262,926

Operating income margin	31.4%	24.9%	NM	19.6%
Adjusted EBITDA margin	37.5%	40.6%	NM	29.2%

	Three Months Ended September 30, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$182,489	$53,340	$(145,679)	$90,150
Add back:
Selling, general and administrative	37,583	19,405	98,194	155,182
Cost of revenue adjustments:
Depreciation and amortization(2)	18,446	41,391	17,560	77,397
Amortization of upfront incentive consideration(3)	17,139	—	—	17,139
Stock-based compensation	—	—	5,113	5,113
Adjusted Gross Profit	255,657	114,136	(24,812)	344,981
Selling, general and administrative	(37,583)	(19,405)	(98,194)	(155,182)
Joint venture equity income	718	—	—	718
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,073	341	30,419	31,833
Restructuring and other costs (5)	—	—	583	583
Acquisition-related costs(6)	—	—	90	90
Litigation costs(7)	—	—	7,034	7,034
Stock-based compensation	—	—	7,800	7,800
Adjusted EBITDA	$219,865	$95,072	$(77,080)	$237,857

Operating income margin	31.3%	20.3%	NM	10.7%
Adjusted EBITDA margin	37.8%	36.2%	NM	28.4%

	Nine Months Ended September 30, 2017
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$659,722	$177,056	$(477,938)	$358,840
Add back:
Selling, general and administrative	95,676	63,871	223,590	383,137
Impairment and related charges(8)	—	—	92,022	92,022
Cost of revenue adjustments:
Depreciation and amortization(2)	57,611	119,332	52,745	229,688
Restructuring and other costs (5)	—	—	12,976	12,976
Amortization of upfront incentive consideration(3)	50,298	—	—	50,298
Stock-based compensation	—	—	13,626	13,626
Adjusted Gross Profit	863,307	360,259	(82,979)	1,140,587
Selling, general and administrative	(95,676)	(63,871)	(223,590)	(383,137)
Joint venture equity income	1,768	—	—	1,768
Selling, general and administrative adjustments:
Depreciation and amortization(2)	4,009	2,507	59,525	66,041
Restructuring and other costs (5)	—	—	12,328	12,328
Litigation reimbursements(7)	—	—	(36,470)	(36,470)
Stock-based compensation	—	—	20,787	20,787
Adjusted EBITDA	$773,408	$298,895	$(250,399)	$821,904

Operating income margin	34.2%	22.0%	NM	13.2%
Adjusted EBITDA margin	40.0%	37.1%	NM	30.3%

	Nine Months Ended September 30, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total

Operating income (loss)	$641,285	$155,875	$(393,549)	$403,611
Add back:
Selling, general and administrative	103,701	54,408	277,815	435,924
Cost of revenue adjustments:
Depreciation and amortization(2)	54,199	113,198	41,879	209,276
Amortization of upfront incentive consideration(3)	43,372	—	—	43,372
Stock-based compensation	—	—	14,259	14,259
Adjusted Gross Profit	842,557	323,481	(59,596)	1,106,442
Selling, general and administrative	(103,701)	(54,408)	(277,815)	(435,924)
Joint venture equity income	2,244	—	—	2,244
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,526	882	90,272	94,680
Restructuring and other costs (5)	—	—	1,823	1,823
Acquisition-related costs(6)	—	—	714	714
Litigation costs(7)	—	—	5,089	5,089
Stock-based compensation	—	—	21,753	21,753
Adjusted EBITDA	$744,626	$269,955	$(217,760)	$796,821

Operating income margin	35.5%	20.7%	NM	15.9%
Adjusted EBITDA margin	41.2%	35.9%	NM	31.3%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income from continuing operations per share (Adjusted EPS), Adjusted Capital Expenditures, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, impairment and related charges, amortization of upfront incentive consideration, and the cost of revenue portion of depreciation and amortization, restructuring and other costs, litigation costs, net, and stock-based compensation included in cost of revenue.

We define Adjusted Operating Income as operating income adjusted for joint venture equity income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation (reimbursements) costs, net, and stock-based compensation.

We define Adjusted Net Income as net income attributable to common stockholders adjusted for income (loss) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, impairment and related charges, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs (reimbursements), net, stock-based compensation and the tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision (benefit) for income taxes.

We define Adjusted Net Income from continuing operations per share (Adjusted EPS) as Adjusted Net Income divided by the applicable share count.

We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures include cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted

EBITDA, Adjusted EPS and Adjusted Capital Expenditures assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)
Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, and (iii) Abacus International Lanka Pte Ltd of 40%.

(2)	Depreciation and amortization expenses:

a.
Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
In the nine months ended 2017, we recognized a $15 million loss related to debt modification costs associated with our debt refinancing. In the first quarter of 2016, we recognized a gain of $6 million associated with the receipt of an earn-out payment from the sale of a business in 2013. In addition, other, net includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)
Restructuring and other costs represent charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs. In the second quarter of 2017, we recorded $25 million charge associated with an announced action to reduce our workforce. This reduction aligns our operations with business needs and implements an ongoing cost and organizational structure consistent with our expected growth needs and opportunities.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of the Trust Group and Airpas Aviation.

(7)
Litigation costs (reimbursements), net represent charges and legal fee reimbursements associated with antitrust litigation. In the third quarter of 2017, we recorded a $43 million reimbursement, net of accrued legal and related expenses, from a settlement with our insurance carriers with respect to the American Airlines litigation.

(8)
In the three months ended June 30, 2017, we recorded an impairment charge of $92 million associated with net capitalized contract costs related to an Airline Solutions' customer based on our analysis of the recoverability of such amounts. A formal contract dispute resolution process was commenced and due to the uncertainty of the ultimate outcome, we recorded this estimated charge. In the third quarter of 2017, the customer entered insolvency proceedings and our assessment of the impairment charge recorded in the second quarter did not change.